                                                                      EXHIBIT 11

                         HBO & COMPANY AND SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                                                 FOR THE THREE
                                                                                                  MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
Weighted Average Number of Common Shares Outstanding........................................    212,814    205,584
ADD--Shares of common stock assumed issued upon exercise of stock options using the
  "treasury stock" method as it applies to the computation of primary earnings per share....      6,068      7,925
                                                                                              ---------  ---------
Number of Common and Common Equivalent Shares Outstanding...................................    218,882    213,509
                                                                                              ---------  ---------
                                                                                              ---------  ---------

Net Earnings for Basic and Diluted Earnings Per Share.......................................  $  64,859  $  38,376
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Earnings Per Share:
  Basic.....................................................................................  $     .30  $     .19
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Diluted...................................................................................  $     .30  $     .18
                                                                                              ---------  ---------
                                                                                              ---------  ---------
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